Exhibit  1


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6
*CUSIP:  21988K859

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of     March 19, 2004.....                                    $0.00
        Swap Receipt Amount.....                                   $143,402.78
        Scheduled Income received on securities.....                     $0.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Swap Distribution Amount.....                                   -$0.00
        Distribution to the Holders.....                          -$143,402.78
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of     May 15, 2004.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of     March 19, 2004.....                                    $0.00
        Scheduled principal payment received on securities.....          $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of     May 15, 2004.....                                      $0.00


                  UNDERLYING SECURITIES HELD AS OF      May 15, 2004

           Principal
             Amount                    Title of Security
           -----------                 -----------------
           $25,000,000      Goldman Sachs Capital I, 6.345% Debentures due
                            February 15, 2034
                            *CUSIP:  38143VAA7

                       CREDIT SUPPORT AS OF    May 15, 2004

           Notional
             Amount                            Title of Security
           ----------                          -----------------
           $25,000,000      Swap Agreement Dated as of March 19, 2004 between
                            the Trust and Lehman Brothers Special Financing Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.